SARNA  &  COMPANY

     Certified
     Public
     Accountants
____________________

                         ________________________________________
                         310              Westlake       805
                         N.  Westlake     Village        371-8900
                         Boulevard        California     Fax  805
                         Suite  270       91362          379-0140




April  28,  2003

HOUSE  OF  BRUSSELS  CHOCOLATES  INC.
750  Terminal  Avenue,  Suite  208
Vancouver,  BC  V6A  2M5

Attention:  L.  Evan  Baergen,  President


Re:     HOUSE  OF  BRUSSELS  CHOCOLATES  INC.
        -    Registration  Statement  on  Form  S-8

Ladies  and  Gentlemen:

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our report dated March 19, 2002 on the financial statements of the Company for the periods ended December 31, 2001 and 2000 in the Company's Form S-8 registration statement to be filed with the United States Securities and Exchange Commission.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Very  truly  yours,

/s/  Sarna  &  Company

SARNA  &  COMPANY